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                                 Exhibit 99.2
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                                                                    EXHIBIT 99.2

                         REPORT OF ERNST & YOUNG LLP,
                             INDEPENDENT AUDITORS


TO THE BOARD OF DIRECTORS
AND SHAREHOLDERS, IKON OFFICE
SOLUTIONS, INC.

We have audited the accompanying consolidated balance sheet of IKON Office Solutions, Inc. and subsidiaries as of September 30, 1999 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the two years in the period ended September 30, 1999. Our audits also included the financial statement schedule for the years ended September 30, 1999 and 1998 listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IKON Office Solutions, Inc. and subsidiaries at September 30, 1999, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule for the years ended September 30, 1999 and 1998, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                  /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
October 25, 1999, except for the first paragraph of Note 8, as to which the date is November 24, 1999 and the third paragraph of note 4, as to which the date is December 9, 1999